                                                                    Exhibit 10.3

                                    AGREEMENT

         The parties to this Agreement, dated this 1 day of June, 2000, are Wilshire Real Estate Investment Inc. and Wilshire Real Estate Partnership L.P. (collectively or individually, Company), and Richard P. Brennan (Brennan).

                                    RECITALS

         A. The parties have mutually agreed to terminate Brennan's Employment Agreement dated October 9, 1999, effective immediately.

         B. The parties desire to continue Brennan's employment through June 30, 2000, and maintain a consulting relationship through October 31, 2000.

         C. Brennan elects to receive compensation and related benefits under this Agreement under the terms and conditions set forth below.

         Therefore, in consideration of the mutual promises set forth below, the parties agree as follows:

         1. EMPLOYMENT TERMINATION. Brennan's employment with Company is hereby terminated, effective June 30, 2000. Effective immediately, Brennan's Employment Agreement is terminated, and Brennan is relieved of all duties and responsibilities under it. During the remainder of Brennan's employment and the period of the consulting arrangement set forth in section 2, Brennan shall not transact business on behalf of Company (including, without limitation, attend meetings, participate in telephone calls, e-mail or other correspondence) without the participation or prior written approval of Andy Wiederhorn, Larry Mendelsohn, Rob Rosen or Chris Tassos. In addition, Brennan shall, throughout this time, remain subject to and comply with all Company policies and procedures. Notwithstanding anything to the contrary in this section 1, section 12 of the Employment Agreement (pertaining to indemnification of Brennan by Company) shall survive termination of the Employment Agreement.

         2. PAYMENT. Brennan shall be paid for all accrued and unused vacation. As consideration for this Agreement, Brennan shall also receive the following:

                  a. Salary continuation at his current base rate ($250,000 annually) as total compensation between the date of this Agreement and June 30, 2000, subject to ordinary withholding, and payable in accordance with Company's regular payroll schedule (June 5, 20, and on June 30). Upon receiving the final payment of this amount plus payment for his accrued and unused vacation, Brennan agrees to sign an acknowledgment that he has received all accrued wages owing, including all incentive compensation pay through the last date of employment.


Page 1 - AGREEMENT

                  b. Brennan shall serve as an independent consultant to Company for the period July 1 through October 31, 2000 (Consulting Period), during which time Brennan agrees to make himself available for meetings, telephone conferences, etc., as reasonably requested by Company. Brennan shall be paid a flat fee of Seventy Five Thousand Dollars and No Cents ($75,000), payable in arrears in equal monthly installments so long as Brennan complies with his obligations under this Agreement. If or at such time as Brennan enters into an employment relationship elsewhere prior to October 31, 2000, Company shall accelerate payment of the balance of the consulting fee due under this section, provided Brennan has complied with his obligations under this Agreement. In addition, Company may, at its election, terminate the consulting relationship and accelerate payment of the balance of the consulting fee due under this section.

                  c. Company will provide reimbursement for Brennan's travel expenses in connection with his performance of consulting services for Company, provided such expenses are approved in advance, in writing, which approval shall be at Company's sole discretion. Brennan may conduct job search activities during such travel, provided Brennan notifies Company in advance and obtains its written or e-mail consent.

                  d. During the Consulting Period, Company shall provide Brennan with access to e-mail and use of a Company computer.

                  e. Company shall pay the first twelve (12) months' premiums for continuation of health insurance coverage for Brennan and his immediately family under COBRA; PROVIDED, however, that Company's obligation to pay Brennan's COBRA premiums under this section shall cease in the event Brennan and his immediate family become eligible for health insurance coverage through Brennan's employment elsewhere. Brennan shall immediately notify Company at the time of such eligibility.

                  f. Provided Brennan signs a release of all claims against Company on June 30, 2000, in the form attached as Exhibit A to this Agreement, Company shall pay Brennan an additional Seven Thousand Five Hundred Dollars and No Cents ($7,500).

         3. HEALTH INSURANCE. Brennan's coverage under Company's health insurance plan ends on June 30, 2000. If eligible, Brennan may continue full health insurance benefits for himself and his immediate family as provided under federal COBRA regulations. Except as set forth in section 2, Brennan is responsible for all payments under COBRA for continuation of health insurance benefits.

         4. EMPLOYEE PENSION AND RETIREMENT PLANS. Brennan shall be entitled to Brennan's rights under Company's benefit plans as such plans, by their provisions, apply upon termination of employment.


Page 2 - AGREEMENT

         5. STOCK OPTIONS AND STOCK PURCHASE LOAN. Brennan shall immediately relinquish his rights to all stock options granted to him by Company. Brennan's Stock Purchase Loan shall be due and payable in full no later than December 29, 2000.

         6. GENERAL RELEASE. In consideration of the benefits provided in this Agreement, Brennan releases Company, its directors, officers, agents, employees, attorneys, insurers, related corporations, successors and assigns, from any and all liability, damages or causes of action, whether known or unknown, whether in tort, contract, or under state or federal statute. Brennan understands and acknowledges that this release includes, but is not limited to any claim for reinstatement, reemployment, attorney fees or additional compensation in any form, all compensation, rights and benefits under his Employment Agreement, and any claim, including but not limited to those arising under the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Post Civil War Civil Rights Act (42 U.S.C. 1981-88), the Equal Pay Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Vietnam Era Veterans Readjustment Assistance Act, the Fair Labor Standards Act, the Family Medical Leave Act of 1993, the Uniformed Services Employment and Re-employment Rights Act, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), the Employee Retirement Income Security Act of 1975 (ERISA), Executive Order 11246, as amended, and the civil rights, employment, and labor laws of any state and any regulation under such authorities relating to Brennan's employment or association with Company or the termination of that employment and association.

         7. RELEASE OF RIGHTS UNDER OLDER WORKERS' BENEFIT PROTECTION ACT. In accordance with the Age Discrimination in Employment Act and Older Workers' Benefit Protection Act (collectively, the "Act"), Brennan acknowledges that (1) he has been advised in writing to consult with an attorney prior to executing this Agreement; (2) he is aware of certain rights to which he may be entitled under the Act; (3) as consideration for executing this Agreement, Brennan has received additional benefits and compensation of value to which he would otherwise not be entitled, and (4) by signing this Agreement, he will not waive rights or claims under the Act which may arise after the execution of this Agreement. Brennan acknowledges that he has been given a period of at least 21 days from June 1, 2000, to consider this offer. Brennan acknowledges in the event he has not executed this Agreement by June 22, 2000, the offer shall expire. Brennan further acknowledges that he has a period of seven days from the date of execution in which to revoke this Agreement by written notice delivered in hard copy to Andrew Wiederhorn, Chief Executive Officer at 1631 S.W. Columbia, Portland, Oregon 97201. In the event Brennan does not exercise his right to revoke this Agreement, the Agreement shall become effective on the date immediately following the seven-day waiting period described above.

         8. NO RE-EMPLOYMENT. Brennan shall not seek employment or reemployment with Company at any time.


Page 3 - AGREEMENT

         9. RETURN OF COMPANY PROPERTY. Except as otherwise provided in section 2(d), Brennan agrees that on or before the earlier of June 30, 2000, and the expiration and/or nonextension of the Company's Connecticut office lease, he will vacate the Connecticut office and return to Company all property belonging to Company, including, but not limited to keys, credit cards, telephone calling card, computer hardware, computer programs, instruction manuals, business plans, and all other property and documents which Brennan prepared or received in connection with his employment with Company. Brennan shall immediately return his Company-provided computer, files, records, and computer access codes upon termination of the Consulting Period or its acceleration.

         10. CONFIDENTIALITY. Brennan acknowledges that in the course of his employment, he signed a Confidentiality Agreement with Company. Brennan recognizes and affirms his continuing obligations under the Confidentiality Agreement, notwithstanding the termination of his employment.

         11. DISCLOSURE OF THIS AGREEMENT. Brennan shall keep the terms of this Agreement secret and confidential, except that Brennan may disclose this Agreement (1) to his immediate family, (2) to his lawyers, tax accountants and other advisors in order to seek advice about its provisions, properly account for and report its effects, (3) to obtain enforcement of any of its provisions, and (4) as required by law, PROVIDED anyone to whom Brennan is authorized to disclose this Agreement agrees to be bound by the terms of this paragraph.

         12. DISPARAGEMENT. Neither party shall make any malicious, disparaging or false remarks about the other, or their respective officers, directors or employees, representatives, heirs or assigns. The parties further agree to refrain from making any negative statements regarding the other to any third parties or any statements which could be construed as having or causing a diminishing effect on the other's reputation, goodwill or business.

         13. COOPERATION. Brennan agrees to cooperate with Company in connection with its litigation, and that of Andrew Wiederhorn and Larry Mendelsohn, with Wilshire Financial Services Group, et al., and to make himself available as a witness without the requirement of a subpoena. Company will reimburse Brennan for his reasonable out-of-pocket travel expenses incurred in complying with this section 13, provided he obtains Company's prior written approval.

         14. CONSENT TO INJUNCTION. Brennan agrees that his violation of paragraphs 10, 11, or 12 shall constitute a breach of this Agreement that will cause irreparable injury to Company, and that monetary damages alone would not adequately compensate Company for the harm suffered. Brennan agrees that Company shall be entitled to injunctive relief to enjoin any breach or threatened breach of paragraphs 10, 11, or 12 in addition to any other available remedies.

         15. NO ADMISSION OF LIABILITY. Brennan agrees that nothing in this Agreement, its contents, and any payments made under it, will be construed as an admission of liability on the


Page 4 - AGREEMENT
part of Company. Brennan acknowledges and agrees that neither race, sex, age, disability or other protected status played any role in the termination of his employment.

         16. DISPUTE RESOLUTION. The parties agree that any dispute (1) concerning the interpretation, construction or breach of this Agreement, (2) arising from Brennan's employment or service with Company, (3) relating to any compensation or benefits Brennan may claim, or (4) relating in any way to any claim by Brennan for reinstatement or reemployment by Company after execution of this Agreement shall be submitted to a mediator agreed upon by the parties for nonbinding confidential mediation under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (AAA). Each party shall bear their own costs of mediation. If the matter cannot be resolved with the aid or the mediator, it shall be submitted to AAA for final and binding confidential arbitration. The prevailing party shall be entitled to recover its reasonable costs, attorney fees and out-of pocket expenses relating to arbitration. Both parties agree that the procedures outlined in this paragraph are the exclusive methods of dispute resolution; PROVIDED, however, that Company shall be entitled to seek injunctive relief in any court of competent jurisdiction to prevent a breach or threatened breach of paragraphs 10, 11, or 12, notwithstanding anything in this paragraph to the contrary.

         17. GOVERNING LAW AND FORUM. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Oregon. The exclusive jurisdiction for any action to interpret or enforce this Agreement shall be Multnomah County, Oregon.

         18. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Brennan's heirs, executors, administrators and other legal representatives and may be assigned and enforced by Company, its successors and assigns.

         19. SEVERABILITY. The provisions of this Agreement are severable. If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other obligations, provisions, or applications of this Agreement which can be given effect without the invalid obligations, provisions, or applications.

         20. WAIVER. The failure of either party to demand strict performance of any provision of this Agreement shall not constitute a waiver of any provision, term, covenant, or condition of this agreement or of the right to demand strict performance in the future.

         21. SECTION HEADINGS. The section headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

         22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior or contemporaneous oral or written understandings, statements, representations or promises with respect to its subject matter. This Agreement was the subject of negotiation between the parties and, therefore, the parties agree that the rule of construction


Page 5 - AGREEMENT
requiring that the agreement be construed against the drafter shall not apply to the interpretation of this agreement.

         This Agreement is not effective until it is signed by all parties.

RICHARD P. BRENNAN                       WILSHIRE REAL ESTATE INVESTMENT
                                         INC. AND WILSHIRE REAL
                                         ESTATE PARTNERSHIP L.P.

                                         By:   /s/ Andrew Wiederhorn
  /s/ Richard P. Brennan                    -----------------------------------
                                               Andrew Wiederhorn, Chairman and
                                                     Chief Executive Officer

Date:  June 1, 2000                      Date:  June 1, 2000
       -----------------------                  --------------------------------


Page 6 AGREEMENT

                                    EXHIBIT A

                                     RELEASE

     The parties to this Release dated this 30 day of June, 2000, are Wilshire Real Estate Investment Inc. and Wilshire Real Estate Partnership L.P. (collectively or individually, Company), and Richard P. Brennan (Brennan).

     1. PAYMENT. Brennan acknowledges that he has received all accrued wages, including all incentive compensation pay owing through the last date of employment. As consideration for this Release, Company shall pay Brennan the amount of Seven Thousand Five Hundred Dollars and No Cents ($7,500) upon expiration of the revocation period set forth in paragraph 2.

     2. RETURN OF COMPANY PROPERTY. Brennan represents that he has vacated the Connecticut office and returned to Company all property belonging to Company, including, but not limited to keys, credit cards, telephone calling card, files, records, computer access codes, computer hardware, computer programs, instruction manuals, business plans, and all other property and documents which Brennan prepared or received in connection with his employment with Company, except for the Company-provided computer which Brennan may retain for the duration of the Consulting Period.

     3. GENERAL RELEASE. In consideration of the benefits provided in this Release, and excepting Company's outstanding obligations under the Agreement dated June 1, 2000, Brennan releases Company, its directors, officers, agents, employees, attorneys, insurers, related corporations, successors and assigns, from any and all liability, damages or causes of action, whether known or unknown, whether in tort, contract, or under state or federal statute. Brennan understands and acknowledges that this release includes, but is not limited to any claim for reinstatement, reemployment, attorney fees or additional compensation in any form, and any claim, including but not limited to those arising under the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Post Civil War Civil Rights Act (42 U.S.C. 1981-88), the Equal Pay Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Vietnam Era Veterans Readjustment Assistance Act, the Fair Labor Standards Act, the Family Medical Leave Act of 1993, the Uniformed Services Employment and Re-employment Rights Act, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), the Employee Retirement Income Security Act of 1975 (ERISA), Executive Order 11246, as amended, and the civil rights, employment, and labor laws of any state and any regulation under such authorities relating to Brennan's employment or association with Company or the termination of that employment and association.

     4. RELEASE OF RIGHTS UNDER OLDER WORKERS' BENEFIT PROTECTION ACT. In accordance with the Age Discrimination in Employment Act and Older Workers' Benefit

Page 1 - RELEASE

Protection Act (collectively, the "Act"), Brennan acknowledges that (1) he has been advised in writing to consult with an attorney prior to executing this Agreement; (2) he is aware of certain rights to which he may be entitled under the Act; (3) as consideration for executing this Release, Brennan has received additional benefits and compensation of value to which he would otherwise not be entitled, and (4) by signing this Release, he will not waive rights or claims under the Act which may arise after the execution of this Release. Brennan acknowledges that he has been given a period of at least 21 days from June 1, 2000, to consider this offer. Brennan acknowledges in the event he does not execute this Release on June 30, 2000, the offer shall expire. Brennan further acknowledges that he has a period of seven days from the date of execution in which to revoke this Release by written notice delivered in hard copy to Andrew Wiederhorn, Chief Executive Officer at 1631 S.W. Columbia, Portland, Oregon 97201. In the event Brennan does not exercise his right to revoke this Release, the Release shall become effective on the date immediately following the seven-day waiting period described above.

     5. DISCLOSURE OF THIS AGREEMENT. Brennan shall keep the terms of this Release secret and confidential, except that Brennan may disclose this Release (1) to his immediate family, (2) to his lawyers, tax accountants and other advisors in order to seek advice about its provisions, properly account for and report its effects, (3) to obtain enforcement of any of its provisions, and (4) as required by law, PROVIDED anyone to whom Brennan is authorized to disclose this Release agrees to be bound by the terms of this paragraph.

     6. NO ADMISSION OF LIABILITY. Brennan agrees that nothing in this Release, its contents, and any payments made under it, will be construed as an admission of liability on the part of Company. Brennan acknowledges and agrees that neither race, sex, age, disability or other protected status played any role in the termination of his employment.

     7. DISPUTE RESOLUTION. The parties agree that any dispute (1) concerning the interpretation, construction or breach of this Release, (2) arising from Brennan's employment or service with Company, (3) relating to any compensation or benefits Brennan may claim, or (4) relating in any way to any claim by Brennan for reinstatement or reemployment by Company after execution of this Release shall be submitted to a mediator agreed upon by the parties for nonbinding confidential mediation under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association
(AAA). Each party shall bear their own costs of mediation. If the matter cannot be resolved with the aid or the mediator, it shall be submitted to AAA for final and binding confidential arbitration. The prevailing party shall be entitled to recover its reasonable costs, attorney fees and out-of pocket expenses relating to arbitration. Both parties agree that the procedures outlined in this paragraph are the exclusive methods of dispute resolution; PROVIDED, however, that Company shall be entitled to seek injunctive relief in any court of competent jurisdiction to prevent a breach or threatened breach of paragraphs 10, 11 or 12, notwithstanding anything in this paragraph to the contrary.

Page 2 - RELEASE

     8. GOVERNING LAW AND FORUM. This Release shall be interpreted and enforced in accordance with the laws of the State of Oregon. The exclusive jurisdiction for any action to interpret or enforce this Release shall be Multnomah County, Oregon.

     9. SUCCESSORS AND ASSIGNS. This Release shall be binding upon Brennan's heirs, executors, administrators and other legal representatives and may be assigned and enforced by Company, its successors and assigns.

     10. SEVERABILITY. The provisions of this Release are severable. If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other obligations, provisions, or applications of this Release which can be given effect without the invalid obligations, provisions, or applications.

     11. WAIVER. The failure of either party to demand strict performance of any provision of this Release shall not constitute a waiver of any provision, term, covenant, or condition of this agreement or of the right to demand strict performance in the future.

     12. SECTION HEADINGS. The section headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this Release.

     13. ENTIRE AGREEMENT. This Release constitutes the entire agreement between the parties and supersedes all prior or contemporaneous oral or written understandings, statements, representations or promises with respect to its subject matter. This Release was the subject of negotiation between the parties and, therefore, the parties agree that the rule of construction requiring that the agreement be construed against the drafter shall not apply to the interpretation of this agreement.

     This Release is not effective until it is signed by all parties.


RICHARD P. BRENNAN

/s/ Richard P. Brennan



Date:  6/30/00
     -----------


Page 3 - RELEASE